Exhibit 31.1
CERTIFICATIONS
I, James C. Reddinger, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Stabilis Energy, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	July 2, 2020

By:	/s/ James C. Reddinger
James C. Reddinger Principal Executive Officer